Exhibit 10.92


                            STOCK PURCHASE AGREEMENT
                            ------------------------


     THIS STOCK PURCHASE AGREEMENT, made as of the 26th day of September 26, 2002, by and between EQUITILINK, L.L.C., a California limited liability company (the "Buyer"), and VERTICAL COMPUTER SYSTEMS, INC., a Delaware corporation (the "Seller");


                                   BACKGROUND

          A. The Seller has over 3,000,000  unissued shares  available for sale;
and

     B. Buyer desires to acquire 3,000,000 shares from the Seller on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and of the mutual covenants hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. ACQUISITION OF STOCK; RESTRICTIONS ON TRANSFER. On or before October 7, 2002, (the "Closing Date"), the Seller shall convey, transfer and assign to the Buyer, free and clear of all liens, security interests, pledges, claims and encumbrances of every kind, nature and description (except as set forth in paragraph 3 below), and the Buyer shall accept from the Seller, all but not less than Three Million (3,000,000) shares of the Seller's common stock held by the Seller (the "Stock") in exchange for $15,000 in cash, receipt of which is hereby confirmed by the Buyer.

     2. CLOSING. At closing or anytime prior to the closing, (a) the Seller will cause its transfer agent to issue certificates for the Stock (three million 3,000,000 shares of Seller Stock), which shall be delivered to Seller and (b) Seller were then deliver said certificates to Buyer within three (3) days of receipt by Seller.

     3.   SECURITIES LAWS COMPLIANCE PROCEDURES.

          3.1  STATUS OF SHARES TO BE ISSUED.  The Seller  agrees,  acknowledges
and   confirms   that   he   or   she   has   been   advised   and   understands
as follows:

                            STOCK PURCHASE AGREEMENT
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               3.1.1   The  Buyer is  acquiring  the  shares  of the Stock to be
issued to it for its own account and without a view to any distribution or resale thereof, other than a distribution or resale which, in the opinion of counsel for such the Seller (which opinion shall be satisfactory in form and substance to Buyer), may be made without violating the registration provisions of the Securities Act of 1933, as amended (the "1933 Act") or any applicable blue sky laws. The Buyer and Seller acknowledge that the shares of the Stock are "restricted securities" within the meaning of Rule 144 under the 1933 Act and have not been registered under the 1933 Act or any state securities laws and thereafter must be held indefinitely unless they are subsequently registered under the 1933 Act or an exemption from such registration is available. Seller is under no obligation to register the shares of the Stock under the 1933 Act or any state securities law or to take any action which would make available an exemption from such registration;

               3.1.2 There shall be endorsed on the certificates evidencing the shares of the Stock delivered at Closing a legend substantially similar to the following:

     "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE "RESTRICTED SECURITIES" AS DEFINED BY RULE 144 UNDER THE 1933 ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE 1933 ACT AND THE SECURITIES LAWS OF ANY STATE REQUIRING SUCH REGISTRATION, OR IN LIEU THEREOF, AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER OF THE SHARES, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACTS. WITHOUT LIMITING THE FOREGOING, THE SHARES MAY NOT BE SOLD WITHIN TWELVE MONTHS AFTER THE DATE OF THIS CERTIFICATE WITHOUT AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER, THAT SUCH SALE DOES NOT VIOLATE THE CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED, OR THE RULES AND REGULATIONS THEREUNDER."

               3.1.3   Except under  certain  limited  circumstances,  the above
restrictions on the transfer of the shares of the Stock will also apply to any and all shares of capital stock or other securities issued or otherwise acquired with respect to such shares, including, without limitation, shares and securities issued or acquired as a result of any stock dividend, stock split or exchange or any distribution of shares or securities pursuant to any corporate reorganization, reclassification or similar event;

               3.1.4 Seller and its transfer agent may refuse to effect a transfer of any of the shares of the Stock by the Buyer or any of its successors, personal representatives or assigns otherwise than as contemplated hereby.

                            STOCK PURCHASE AGREEMENT
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               3.1.5   The Buyer hereby acknowledges and agrees that once Seller
Stock becomes freely tradable, the Seller shall not trade more than twenty percent (20%) of its shares during any single quarter.

          3.2  COMPANY REGISTRATION.

               3.2.1 The Seller shall register the shares of the Stock on its forthcoming SB-2 Registration.

     4.   MISCELLANEOUS.

          4.1 CONTROLLING LAW. This Agreement is to be construed in accordance with and governed by the laws of the State of California and subject to the venue and jurisdiction of the State and Federal courts of California.

          4.2 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, which may be copies or facsimiles, each of which shall be deemed to be an original.

          4.3 ENTIRE AGREEMENT. This Agreement together with the related agreements referred to herein contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    "SELLER"
                                    VERTICAL COMPUTER SYSTEMS, INC.


                                    By:
                                        ---------------------------
                                        Richard Wade, President/CEO

                                    "BUYER"
                                    EQUITILINK, LLC


                                    -------------------------------
                                    James Mahoney, President

                            STOCK PURCHASE AGREEMENT
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